EXHIBIT 10.44

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

$________________.	Huntington , New York January 12, 2010

AMERICAN TONERSERV CORP.

10% CONVERTIBLE NOTE DUE JULY 31, 2011

            FOR VALUE RECEIVED, American Tonerserv Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of Galt Asset Management LLC or registered assigns (the “Holder”), the principal amount of _____________ ($_______) on July 31, 2011 (the “Maturity Date”).  Interest on the outstanding principal balance shall be paid at the rate of ten percent (10%) per annum, payable on the last day of March, June, September and December, commencing on March 31, 2010, with any accrued interest being paid on the Maturity Date.  Interest shall be computed on the basis of a 360-day year, using the number of days actually elapsed.  This Note is issued pursuant to that certain Note Purchase Agreement (the “Agreement”), dated January 12, 2010, by and among the Company and Galt Asset Management LLC (“Galt”).  All terms defined in the Agreement and used in this Note shall have the same meaning in this Note as in the Agreement.  This Note is issued in respect of a loan made by Galt to the Company on December 31, 2009 (the “Loan Date”), and interest at the rate stated herein shall accrue from the Loan Date.  Payment of this Note is guaranteed joint and severally by Optima Technologies, LLC and NC TonerServ, LLC, both Delaware limited liability companies (the “Guarantors”), and is secured by a security interest in assets of the Guarantors as set forth in a security agreement dated January 12, 2010 by and among the Company, Galt and the Guarantors. All terms defined in the Agreement and not otherwise defined in this Note shall have the same meanings in this Note as in the Agreement.

           Article 1.

Covenants of the Company

(a)                Payment of Principal and Interest.  The Company pay principal and interest on this Note in the time and in the manner set forth in the introductory paragraph of this Note.  From and after the occurrence of an Event of Default, the rate of interest payable on this Note shall, to the extent permitted by law, be equal to the lesser of (i) 18% per annum or (ii) the maximum interest rate that may legally be charged.

(b)               Security Agreement.  The Company shall take all action and shall cause the Guarantors to take all action necessary to comply with their obligations under the Security Agreement.

(c)                Merger, Consolidation or Sale of Assets.  The Company shall not merge or consolidate with, or sell all or a significant part of its business and assets, taken on a consolidated basis, or enter into any agreements with respect to the foregoing without giving the Holder thirty (30) days prior written notice thereof.

(d)               No Payment of Dividends.  As long as this Note is outstanding, the Company shall not pay any dividends on its Common Stock or purchase shares of its Common Stock.  Notwithstanding the foregoing, the Company may, with the consent of the Holder, exercise its right of first refusal with respect to 5,100,256 shares of Common Stock held by a bank as security for a $750,000 loan.

            Article 2.

Events of Default; Acceleration

(a)                Events of Default Defined.  The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice to the Company given by the holders of this Note, forthwith become and be due and payable if any one or more the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.  An Event of Default shall occur:

(i)                  if failure shall be made in the payment of interest on the Note when and as the same shall become due and such failure shall continue for a period of five (5) business days after such payment is due; or

(ii)                if failure shall be made in the payment of principal on the Note when and as the same shall become due, whether on the Maturity Date or upon acceleration; or

(iii)               if the Company shall violate or breach in any material respect any of the representations, warranties and covenants contained in this Note, the Agreement or the Security Agreement (other than Section 3(b) of the Security Agreement) and such violation or breach shall continue for thirty (30) days after written notice of such breach shall been received by the Company from the Holder; or

(iv)              if any Guarantor shall violate or breach any of the representations, warranties and covenants contained in the Guaranty or the Security Agreement (other than Section 3(b) of the Security Agreement) and such violation or breach shall continue for thirty (30) days after written notice of such breach shall been received by the Company from the Holder; or

(v)                if the Company or any Guarantor shall breach the covenants contained in Section 3(b) of the Security Agreement; or

(vi)              if the Common Stock is not traded on the OTC Bulletin Board or on The NASDAQ Stock Market or the New York Stock Exchange or any of their respective markets, including, in the case of the New York Stock Exchange, the American Stock Exchange; or

(vii)             if there is an order from the SEC or any court which stops or restricts trading in the Common Stock; or

(viii)           if the Company, any Guarantor or any Significant Subsidiary (which term shall mean any subsidiary of the Company which would be considered a significant subsidiary, as defined in Rule 1-02 of Regulation S-X of the SEC shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company, any Guarantor or any Significant Subsidiary, in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or any Guarantor or any Significant Subsidiary or their directors or a majority of its stockholders shall vote to dissolve or liquidate the Company, any Guarantor or any Significant Subsidiary other than a liquidation involving a transfer of assets from a Subsidiary (other than a Guarantor) to the Company or another Subsidiary; or

(ix)              if an involuntary petition shall be filed against the Company, any Guarantor or any Significant Subsidiary seeking relief against the Company, any Guarantor or any Significant Subsidiary under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be vacated or set aside within ninety (90) days from the filing thereof; or

(x)                if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company, any Guarantor or any Significant Subsidiary, a receiver, trustee or liquidator of the Company, any Guarantor or any Significant Subsidiary, or of all or any substantial part of the property of the Company, any Guarantor or any Significant Subsidiary, or approving a petition filed against the Company, any Guarantor or any Significant Subsidiary seeking a reorganization or arrangement of the Company, any Guarantor or any Significant Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company, any Guarantor or any Significant Subsidiary shall be sequestered;  and such order, judgment or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof; or

(xi)              if, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company, any Guarantor or any Significant Subsidiary or of all or any substantial part of the property of the Company, any Guarantor or any Significant Subsidiary and such custody or control shall not be terminated within ninety (90) days from the date of assumption of such custody or control.

(b)               Rights of Note Holder.  Nothing in this Note shall be construed to modify, amend or limit in any way the right of the holder of this Note to bring an action against the Company.

Article 3.

Conversion

(a)                Conversion.  The principal and accrued interest on this Note shall be convertible in whole at any time or in part from time to time, commencing on the Initial Conversion Date, as hereinafter defined, into such number of shares of Common Stock, as is determined by dividing the principal and interest on this Note which is being converted by the Conversion Price, as hereinafter defined. The Holder shall effect conversion by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) executed by the Holder together with the Note Delivery Documentation, as hereinafter defined.  Each Notice of Conversion shall specify the principal amount of this Note to be converted, the principal amount of this Note outstanding prior to the conversion at issue, the principal amount of this Note owned subsequent to the conversion at issue, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such

Notice of Conversion and the Note Delivery Documentation to the Company by overnight delivery service or by telecopier or PDF (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion is received by the Company. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(b)               Definitions.  As used in this Article 3, the following terms shall have the following meanings.

(i)                  All terms defined in the Agreement used in this Note shall have the same meanings in this Note as in the Agreement.

(ii)                The “Initial Conversion Date” shall mean the first to occur of:

(A)              The first to occur of (x) May 1, 2011 or (y) one year after the Company completes the private placement of securities pursuant to a proposed offering of shares of Series E Convertible Preferred Stock as described in a private placement memorandum dated December 18, 2009 or any offering of securities in lieu thereof; or

(B)              The date on which an Event of Default or an event which, with the passage of time or the giving of notice would result in an Event of Default, shall have occurred; or

(C)              The date on which a Change of Control shall occur.

(iii)               The “Conversion Price” shall mean the lower of the Stated Conversion Price or the Variable Conversion Price; except that, during the period between the date this Note becomes convertible pursuant to Section 3(b)(ii)(B) of this Note and the date when this Note would become convertible pursuant to Section 3(b)(ii)(A) or Section 3(b)(ii)(C) of this Note, the Conversion Price shall mean the Stated Conversion Price.

(iv)              The “Stated Conversion Price” shall be $0.125 per share, and shall be subject to adjustment as hereinafter provided in this Article 3.  All references to Stated Conversion Price shall refer to the Stated Conversion Price in effect on the date that the determination of the Stated Conversion Price is being made.

(v)                The “Variable Conversion Price” shall mean 80% of the simple arithmetic average of the VWAPs as shown on Bloomberg for the twenty (20) trading days preceding the date on which the Conversion Shares are sold (as the same may be adjusted for events described in Section 3(d)(i) of this Note.

(vi)              “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on The NASDAQ Stock Market or the New York Stock Exchange (including any exchange operated by the New York Stock Exchange, including the American Stock Exchange, or the OTC Bulletin Board, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. through its “Volume at Price” functions (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); or (b)  if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security as reported, and in each of the foregoing clauses ignoring any block trade (which for purposes of this definition means any transfer of more than 100,000 shares). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of at least a majority in aggregate principal amount of the Notes then outstanding that were issued pursuant to the Agreement.

(vii)             The “Note Delivery Documentation” shall mean:

(A)              If all of the outstanding principal or and accrued interest on the Note is being converted, the Note Delivery Documentation shall mean the Note, which shall be deemed delivered if transmitted by telecopier or PDF with the Holder advising the Company that the original is being sent by overnight courier service.

(B)              If part, and not all, of the Note is being converted, the Note Delivery Documentation shall mean a copy of the Note which is marked to clearly set forth the amount of principal and interest being converted, with such notation being initialed by the Holder.  Physical delivery of the Note shall not be required for a partial exercise.

(viii)           A “Change of Control” means a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.  A change of control shall also occur or be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities, or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company’s board of directors cease for any reason to constitute a least a majority of the members of the board of directors unless the election of each new director was nominated, ratified or approved by at least two‑thirds of the directors then still in office who were either directors on the date of this Note or who were elected or appointed with the approval or ratification of at least two‑thirds of the directors who were directors on the date of this Note, or (C) the board of directors shall have determined that an event, other than as described in clauses (A) and (B) of this Section 3(b)(v), results in a change of control.  It is understood that the election of independent directors by the present board of directors does not constitute a change of control as long as such election is approved by two-thirds of the present board of directors.

(ix)              “Conversion Shares” shall mean the shares of Common Stock or other securities issuable upon conversion of this Note.

(x)                “Convertible Security” shall mean any option, warrant, right, convertible debt or equity security of any kind and description or other security upon the exercise or conversion of which or pursuant to the terms of which shares of Common Stock or other Convertible Securities may be issued.

(c)                Mechanics of Conversion.  The following provision shall relate to the delivery of the Conversion Shares.

(i)                  Delivery of Conversion Shares Upon Conversion. Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver to the Holder a certificate or certificates which, after, if the Conversion Shares shall be issued more than six months from the Loan Date, shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of this Note. The Company shall, upon request of the Holder, deliver any Conversion Shares electronically through the Depository Trust Company or another established clearing Company performing similar functions. If such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note to the Holder.

(ii)                Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares.  In the event the Holder shall elect to convert any or all of this Note, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of the principal amount of the Note outstanding (i.e., the value of the Conversion Shares issued or issuable upon conversion of such principal amount of and interest on this Note) which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 3(c)(i) within one Trading Day of the Share Delivery Date applicable to such conversion, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Note being converted, $50 per Trading Day (increasing to $100 per Trading Day after three (3) Trading Days and increasing to $200 per Trading Day six (6) Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(iii)               Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 3(c)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (x) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (y) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of a portion of this Note with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(iv)              Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Agreement) be issuable upon the conversion of this Note; provided, that if, as a result of the Authorized Stock Proviso, it is necessary for the Company to increase the number of authorized shares of Common Stock, the Company shall comply with its obligations under Section 4(h) of the Agreement.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, non-assessable.

(v)                Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock. All fractional shares shall be carried forward and any fractional shares which remain after the Holder converts the full principal amount of this Note shall be rounded up to the nearest whole share of Common Stock.

(vi)              Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(vii)             Absolute Obligation.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(d)               Certain Adjustments.

(i)                  Stock Dividends and Stock Splits.  If the Company, at any time from and after the Closing Date, while this Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Stated Conversion Price shall be adjusted to a new Stated Conversion Price determined by multiplying the Stated Conversion Price then in effect by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding, in each case, treasury shares, if any) outstanding after such event.  Any adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification. For the avoidance of doubt, shares of Common Stock or Convertible Securities issued as a dividend on a class or series of capital stock other than Common Stock shall be subject to the provisions of Section 3(d)(ii) and not this Section 3(d)(i).

(ii)                Adjustment to Stated Conversion Price. From and after the date of this Notes until such time as this Note is no longer outstanding, except for (i) Exempt Issuances, (ii) issuances covered by Section 3(d)(i) of this Note, or (iii) an issuance of Common Stock upon exercise or upon conversion of warrants, options or other Convertible Securities for which an adjustment has already been made pursuant to this Section 3(d)(ii), as to all of which this Section 3(d)(ii) does not apply, if the Company issues or sells Common Stock at a price, or issues Convertible Securities with a exercise price per share or conversion price which is less than the Stated Conversion Price then in effect (such lower sales price, conversion or exercise price, as the case may be, being referred to as the “Lower Price”), the Stated Conversion Price shall be the Lower Price.  The issuance of Common Stock or Convertible Securities in satisfaction of an obligation shall be treated as if the Common Stock or Convertible Securities were sold for the amount of the obligation. If the conversion or exercise price of a Convertible Security shall be reduced as a result of an anti-dilution or price protection provision and the resulting conversion or exercise price (including an adjustment resulting from the issuance of this Note or any shares of Common Stock issuable pursuant to the Agreement) is a Lower Price, then the Stated Conversion Price shall be reduced to the Lower Price.  For purpose of determining the exercise price of warrants, options or rights issued by the Company, the price, if any, paid per share for the warrants, rights or options shall be added to the exercise price of the warrants.  In the event that any Convertible Securities shall provide for a change in the conversion or exercise price, other than as a result of an anti-dilution or price protection adjustment or an adjustment of the type described in Section 3(d)(i) of this Note, the conversion or exercise price applicable to such Convertible Security shall be the lowest conversion price or exercise price set forth in such Convertible Security.

(iii)               Issuance of Units which Include Convertible Securities.    In the event that the Company issues securities in units which contain Common Stock and one or more Convertible Securities or in units which contain more than one Convertible Security, the price at which the Company shall be deemed to have sold securities, for purposes of Section 3(d)(ii) of this Note, shall be equal to the lower of (x) the lowest conversion or exercise price applicable to any Convertible Security included in the units or (y) the price at which the unit is sold, with each Convertible Security included in the unit being deemed to have a value equal to 15% of the price of the unit, with the price of the Common Stock being deemed to be determined by subtracting the value of the Convertible Securities included in the unit from the price of the unit and dividing the result by the number of shares of Common Stock included in the unit.  The price per share of Common Stock determined pursuant to this Section 3(d)(iii) would be used to determine whether the Common Stock is sold for a Lower Price pursuant to Section 3(d)(ii) of this Note.  For example, if the Company were to sell units at $0.16, with each unit being comprised of one share common stock and warrants to purchase two shares of common stock at $0.125 per share, the price of the Common Stock would be determined as follows.  Under clause (x), the price of the Common Stock would be $0.125, which is the exercise price of the warrants.  Under clause (y), the price of the Common Stock would be $0.112 per share, which is determined by allocated 30% of the purchase price to the warrants to purchase two shares of Common Stock, with the remaining 70% being allocated to the Common Stock.

(e)                Pro Rata Distributions. The Company shall not, at any time while this Note is outstanding, make any distribution to holders of Common Stock of evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security.  Notwithstanding the foregoing, the Company may make a rights offering to its stockholders if the Holder is offered the same rights as would be offered to the Holder if the Holder owned the number of shares of Common Stock as would be issuable upon conversion of this Note on the record date for determining stockholders entitled to receive such rights; provided, however, that for purpose of determining the Conversion Rate on such record date, the Variable Conversion Price shall be based on the twenty (20) trading day VWAP ending on the trading day prior to such record date. For the avoidance of doubt, the issuance of rights pursuant to this Section 3(e) shall be an issuance subject to Section 3(d)(ii) of this Note.

(f)                 Calculations.  All calculations under this Article 3 shall be made to the nearest tenth of a cent or the nearest 1/100th of a share, as the case may be.

(g)                Notice to Holders.

(i)                  Notice of Adjustment to Stated Conversion Price.  Whenever the Stated Conversion Price is adjusted pursuant to this Article 3, the Company shall promptly mail to each Holder a notice setting forth the adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

(ii)                Notices of Other Events.  If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock or any Fundamental Transaction, (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the  stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification or Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(h)                Exempt Issuance. Notwithstanding the foregoing, no adjustment in the Stated Conversion Price will be made in respect of an Exempt Issuance.

(i)                  Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then at the request of the Holder, either, (x) the principal of and interest on the Note shall be paid on or prior to the effective time of the Fundamental Transaction, or (y) that  Company and the surviving entity shall agree that the provisions of this Article 3 shall continue to apply, with the Stated Conversion Price being adjusted to reflect the terms of the transaction, in a manner which is satisfactory to the Holder.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall assume this Note.

  Article 4.

Miscellaneous

(a)                Transferability.  This Note shall not be transferred except in a transaction exempt from registration pursuant to the 1933 Act and applicable state securities law.  The Company shall treat as the owner of this Note the person shown as the owner on its books and records.

(b)               No Right of Prepayment.  The Company shall have no right to prepay this Note without the prior written consent of the Holder, which consent may be given or withheld by the Holder in its sole discretion.  Any prepayment shall be accompanied by interest on this Note to the date of prepayment.

(c)                WAIVER OF TRIAL BY JURY.  IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY WAIVES TRIAL BY JURY.

(d)               WAIVER OF ANY RIGHT OF COUNTERCLAIM.  EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT TO ASSERT ANY CLAIM IT MAY HAVE AGAINST THE HOLDER OF THIS NOTE BY WAY OF A COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) IN ANY ACTION ON THIS NOTE.

(e)                Usury Saving Provision.  All payment obligations arising under this Note are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

(f)                 Notice to Company.  Notice to the Company shall be given to the Company at its principal executive offices, presently located at 420 Aviation Blvd., Suite 103 Santa Rosa, CA 95403, Attention of Ryan Vice, Chief Financial Officer, or to such other address or person as the Company may, from time to time, advise the Holder of this Note, or to the Holder of this Note at the address set forth on the Company’s records. Notice shall be given by hand delivery, certified or registered mail, return receipt requested, overnight courier service which provides evidence of delivery, or by telecopier or e-mail if confirmation of receipt is given or of confirmation of transmission is sent as herein provided.

(g)                Governing Law.  This Note shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such state.  The Company hereby (i) consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York and Supreme Court of the State of New York in the County of New York in any action relating to or arising out of this Note, (ii) agrees that any process in any such action may be served upon it either (x) by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City or (y) any other manner permitted by law, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

(h)                Expenses.  In the event that the Holder commences a legal proceeding in order to enforce its rights under this Note, the Company shall pay all reasonable legal fees and expenses incurred by the holder with respect thereto.

            IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

                                                                                    AMERICAN TONERSERV CORP.

                                                                                    By:______________________________

                                                                                    Name:  Chuck Mache, Chief ExecutiveOfficer

NOTICE OF CONVERSION

[To be Signed Only Upon Conversion of Part or All of Notes]

American Tonerserv Corp.

            The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of American Tonerserv, Inc. to the extent of the \unpaid principal amount of and interest due on such Note as set forth below, and requests that the certificates for such shares be issued in the name of                                                                   , and delivered to                                                          , whose address is                                                                                                        .

Principal amount outstanding prior to conversion:

Principal amount being converted:

Principal amount remaining after conversion:

Accrued interest prior to conversion:

Interest being converted:

Interest remaining after conversion:

Dated:

            (Signature)

(Signature must conform in all respects to name of Holder as specified on the face of the Note.)